UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2016

CHAPARRAL ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-134748	73-1590941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Cedar Lake Boulevard Oklahoma City, OK	73114
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (405) 478-8770

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

Cleansing Materials

Chaparral Energy, Inc. (the “Company” or “we”) has been engaged in confidential discussions with certain holders of its senior notes (collectively, the “Noteholders”) and certain lenders (the “Lenders”) under the Company’s Eighth Restated Credit Agreement, dated as of April 12, 2010, (the “Credit Facility”) and their respective financial and legal advisers regarding a potential refinancing or restructuring of the Company’s debt (a “Transaction”).  In that connection, pursuant to confidentiality agreements (the “Confidentiality Agreements”), the Company provided certain material non-public information to the Noteholders and Lenders and their respective financial and legal advisers (the “Discussion Materials”), including (i) a Company presentation and projections, (ii) a proposal from the Lenders under the Credit Facility for treatment of the Credit Facility in a Chapter 11 proceeding submitted by the Lenders to the Company and provided to the Noteholders on or about April 20, 2016 (the “RBL Proposal), (iii) a counter-proposal (the “Noteholder RBL Counter-Proposal”) for treatment of the Credit Facility in a Chapter 11 proceeding submitted by the Noteholders to the Company on or about April 26, 2016, (iv) a proposal by the Company with respect to the management incentive plan and reorganized equity allocation (the “MIP and Existing Equity Allocation Presentation”) submitted to the Noteholders on or about May 4, 2016, (v) a draft restructuring term sheet submitted by the Company to the Noteholders on or about May 3, 2016 (the “Draft Restructuring Term Sheet”) and (vi) a draft restructuring support agreement negotiated by the Company and the Noteholders, submitted by the Company to the Noteholders on or about May 3, 2016 (the “Draft RSA”).  While the Company and the Noteholders reached agreement with respect to certain of the principal terms of the Transaction, the Company’s discussions and negotiations with the Noteholders and Lenders are continuing, and a definitive agreement has not yet been reached concerning all of the material terms of a Transaction (including with respect to the use of cash collateral in the event the Company seeks relief under title 11 of the United States Code) and we can provide no assurance that any such agreement will be reached. The Discussion Materials contain descriptions of the Noteholders’ and the Lenders’ most recent proposed Transactions received by the Company. The Company continues to review and analyze the proposed Transactions, and reserves all rights with respect to such Transactions (including whether to pursue a consensual or non-consensual restructuring transaction as to the Lenders and/or Noteholders). Accordingly, the final terms of the Transactions, if any, may differ materially from those included in the RBL Proposal, the MIP and Existing Equity Allocation Presentation, the Draft Restructuring Term Sheet and the Draft RSA.

Pursuant to the Confidentiality Agreements, the Company agreed to publicly disclose the Discussion Materials.  Copies of the Discussion Materials are furnished hereby as Exhibit 99.1, Exhibit 99.2, and Exhibit 99.3 to this Current Report on Form 8-K.  Exhibit 99.1 includes (i) the Company presentation and projections, (ii) the MIP and Existing Equity Allocation Presentation, (iii) the Noteholder RBL Counter-Proposal, and (iv) the RBL Proposal (collectively, the “Specified Discussion Materials”).  Exhibit 99.2 includes the Draft Restructuring Term Sheet.  Exhibit 99.3 includes the Draft RSA.

Any operational information, financial projections, forecasts, budgets or design modifications with respect to the Company’s operations (the “projections”) were not prepared with a view toward public disclosure or compliance with the published guidelines of the Securities and Exchange Commission (the “SEC”) or the guidelines established by the American Institute of Certified Public Accountants regarding projections or forecasts. The projections do not purport to present the Company’s financial condition in accordance with accounting principles generally accepted in the United States. The Company’s independent accountants have not examined, compiled or otherwise applied procedures to the projections and, accordingly, do not express an opinion or any other form of assurance with respect to the projections. The inclusion of the information in the Discussion Materials should not be regarded as an indication that the Company or its affiliates or representatives consider the Discussion Materials to be a reliable prediction of future events, and the Discussion Materials should not be relied upon as such. Neither the Company nor any of its affiliates or representatives has made or makes any representation to any person regarding the projections, and none of them undertakes any obligation to publicly update such information to reflect circumstances existing after the date when the information was made or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the projections are shown to be in error.

Note Regarding Non-GAAP Financial Measures

The Company Presentation and Projections attached as an exhibit hereto contains certain references to EBITDA, which is a non-GAAP financial measure, as defined under Regulation G of the rules and regulations of the SEC.

EBITDA

Management uses EBITDA as a supplemental financial measurement to evaluate our operational trends. Items excluded generally represent non-cash adjustments, the timing and amount of which cannot be reasonably estimated and are not considered by management when measuring our overall operating performance. In addition, EBITDA is generally consistent with the Consolidated EBITDAX calculation that is used in the covenant ratio required under our senior secured revolving credit facility as described in the Management’s Discussion and Analysis of Financial Condition and Results of Operations section in our Annual Report on Form 10-K for the year ended December 31, 2015. We consider compliance with this covenant to be material. The calculation of Consolidated EBITDAX includes pro forma adjustments for property acquisitions and dispositions, and as a result of these adjustments, our Consolidated EBITDAX as calculated for covenant compliance purposes is higher than our EBITDA for the year ended December 31, 2013 and lower for the year ended December 31, 2014.

EBITDA is used as a supplemental financial measurement in the evaluation of our business and should not be considered as an alternative to net income, as an indicator of our operating performance, as an alternative to cash flows from operating activities, or as a measure of liquidity. EBITDA is not defined under GAAP and, accordingly, it may not be a comparable measurement to those used by other companies.

We define EBITDA as net income, adjusted to exclude (1) asset impairments, (2) interest and other financing costs, net of capitalized interest, (3) income taxes, (4) depreciation, depletion and amortization, (5) non-cash change in fair value of non-hedge derivative instruments, (6) interest income, (7) stock-based compensation expense, (8) gain or loss on disposed assets, (9) upfront premiums paid on settled derivative contracts, (10) impairment charges, and (11) expenses associated with our cost reduction initiatives, transition, business optimization and other restructuring charges not to exceed $25.0 million (as allowed under our senior secured revolving credit facility) and (12) other significant, unusual non-cash charges. The following table provides a reconciliation of net income to EBITDA for the specified periods:

	Year ended December 31,
(in thousands)	2015	2014	2013	2012	2011	2010
Net income	(1,333,844)	209,293	55,687	64,403	42,048	33,713
Interest expense	112,400	104,241	96,876	98,402	96,720	81,370
Income tax (benefit) expense	(177,219)	124,443	32,849	37,837	35,924	23,803
Depreciation, depletion, and amortization	216,574	245,908	192,426	169,307	146,083	109,503
Unrealized (gain) loss on ineffective portion of hedges and reclassification adjustments	—	—	(37,134)	(46,746)	27,452	23,889
Non-cash change in fair value of non-hedge derivative instruments	88,317	(228,903)	40,748	(12,411)	(57,899)	(2,523)
Proceeds from monetization of derivatives with a scheduled maturity date more than 12 months from the monetization date included in EBITDA (1)	—	—	—	—	—	9,418
Upfront premiums paid on settled derivative contracts	—	(664)	—	—	—	—
Interest income	(192)	(117)	(254)	(225)	(165)	(144)
Stock-based compensation expense	(1,477)	3,172	4,933	3,065	3,747	2,600
Net gain on sale of assets	(1,584)	(2,152)	(670)	(149)	(1,284)	(184)
(Gain) loss on extinguishment of debt	(31,590)	—	—	21,714	20,592	2,241
Loss on impairment of assets	1,507,336	—	3,490	2,000	—	—
Cost reduction initiatives expense	10,028	—	—	—	—	—
Other non-cash charges	—	—	—	—	—	4,150
Adjusted EBITDA	$388,749	$455,221	$388,951	$337,197	$313,218	$287,836

(1)  Through March 31, 2010, our calculation of adjusted EBITDA excluded any cash proceeds received from the monetization of derivatives with a scheduled maturity date more than 12 months following the date of such monetization.

The information set forth in this Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1, 99.2 and 99.3 attached hereto, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing. The filing of this Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

Cautionary Note Regarding Forward-Looking Statements

Many of the statements included or incorporated in this Current Report on Form 8-K and the furnished exhibit constitute “forward-looking statements.” In particular, they include statements relating to future actions, strategies, future operating and financial performance, and the Partnership’s future financial results. These forward-looking statements are based on current expectations and projections about future events. Readers are cautioned that forward-looking statements are not guarantees of future operating and financial performance or results and involve substantial risks and uncertainties that cannot be predicted or quantified, and, consequently, the actual performance of the Partnership may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, factors described from time to time in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC (including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein).

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit Number	Description

99.1	Specified Discussion Materials.
99.2	Blackline Comparison of the draft Company Restructuring Term Sheet, dated May 3, 2016, and the draft Noteholders’ Restructuring Term Sheet, dated May 1, 2016.
99.3	Blackline Comparison of the draft Company Restructuring Support Agreement Sheet, dated May 3, 2016, and the draft Noteholders’ Restructuring Support Agreement Sheet, dated May 1, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 10, 2016

	By:	/s/ JOSEPH O. EVANS
	Name:	Joseph O. Evans
	Title:	Chief Financial Officer and Executive Vice President

EXHIBIT INDEX

Exhibit Number	Description

99.1	Specified Discussion Materials.
99.2	Blackline Comparison of the draft Company Restructuring Term Sheet, dated May 3, 2016, and the draft Noteholders’ Restructuring Term Sheet, dated May 1, 2016.
99.3	Blackline Comparison of the draft Company Restructuring Support Agreement Sheet, dated May 3, 2016, and the draft Noteholders’ Restructuring Support Agreement Sheet, dated May 1, 2016.